                             LONG BEACH MUNICIPAL AIRPORT





                              FIXED BASE OPERATION LEASE



                                  CITY OF LONG BEACH
                                       LANDLORD


                           7701 WOODLEY AVENUE CORPORATION
                                        TENANT

                                  TABLE OF CONTENTS
                                  -----------------
    Section                                                            Page No.
    -------                                                            --------

1.  Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.  Condition of Leased Premises. . . . . . . . . . . . . . . . . . . . .    3

3.  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

    3.1  Removal of Improvements. . . . . . . . . . . . . . . . . . . . .    4

4.  Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

    4.1  Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    4.2  Holding Rent . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    4.3  Time of Payment. . . . . . . . . . . . . . . . . . . . . . . . .    6
    4.4  Back Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    4.5  Improvements . . . . . . . . . . . . . . . . . . . . . . . . . .    6

5.  Rental Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . .    7

    5.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    5.2  Land Rent Adjustment Procedure . . . . . . . . . . . . . . . . .    8
    5.3  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

6.  Late Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

7.  Construction, Alteration and Changes. . . . . . . . . . . . . . . . .   12

8.  Construction and Bonding. . . . . . . . . . . . . . . . . . . . . . .   13

    A.   Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    B.   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . .   14
    C.   No Forfeiture. . . . . . . . . . . . . . . . . . . . . . . . . .   14
    D.   Applicable Laws. . . . . . . . . . . . . . . . . . . . . . . . .   15
    E.   Property of City . . . . . . . . . . . . . . . . . . . . . . . .   15
    F.   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

9.  Removal of Improvements . . . . . . . . . . . . . . . . . . . . . . .   18

10. Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . .   19

11. Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

12. Unauthorized Uses . . . . . . . . . . . . . . . . . . . . . . . . . .   24

13. Operation of Business . . . . . . . . . . . . . . . . . . . . . . . .   25

14. Compliance With Law . . . . . . . . . . . . . . . . . . . . . . . . .   26

15. Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

16. Monthly Report  . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

17. Indemnification and Hold Harmless . . . . . . . . . . . . . . . . . .   30

18. Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . .   31

19. Property Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .   34

20. Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . .   36

21. Workers' Compensation . . . . . . . . . . . . . . . . . . . . . . . .   37

22. Encumbrances    . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

    A.   Assignments for Purposes of Financing. . . . . . . . . . . . . .   38
    B.   Lender's Rights. . . . . . . . . . . . . . . . . . . . . . . . .   38
    C.   Lender Defined . . . . . . . . . . . . . . . . . . . . . . . . .   39
    D.   Notice     . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
    E.   Notice of Default. . . . . . . . . . . . . . . . . . . . . . . .   40

23. Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . .   41

    A.   Consent    . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    B.   Vesting of Assignments . . . . . . . . . . . . . . . . . . . . .   42
    C.   Vesting of Subleases . . . . . . . . . . . . . . . . . . . . . .   42
    D.   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .   43
    E.   Lender's Liability . . . . . . . . . . . . . . . . . . . . . . .   43
    F.   Lender's Right to Assignment . . . . . . . . . . . . . . . . . .   43

24. Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

25. Reservations to Landlord. . . . . . . . . . . . . . . . . . . . . . .   47

26. Use of Airport Facilities . . . . . . . . . . . . . . . . . . . . . .   49

27. Maintenance     . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

28. Aircraft Parking, Storage and Hangars . . . . . . . . . . . . . . . .   51

29. Aircraft Tiedown and Storage Hangar Agreements. . . . . . . . . . . .   53

30. Storage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

31. Automobile Parking. . . . . . . . . . . . . . . . . . . . . . . . . .   55

32. Fuel Flowage Fees . . . . . . . . . . . . . . . . . . . . . . . . . .   56

    A.   Requirement to Pay . . . . . . . . . . . . . . . . . . . . . . .   56

    B.   Supplier Agreement . . . . . . . . . . . . . . . . . . . . . . .   56

    C.   Underground Storage and Delivery . . . . . . . . . . . . . . . .   56

    D.   Reporting, Payment and Statements. . . . . . . . . . . . . . . .   57

33. Noise Abatement . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

34. Avigation Easement. . . . . . . . . . . . . . . . . . . . . . . . . .   58

35. Bulletin Board  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

36. Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

37. Waste Disposal  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

38. FAA Security and Safety Regulations . . . . . . . . . . . . . . . . .   61

39. Billboards and Signs. . . . . . . . . . . . . . . . . . . . . . . . .   61

40. Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

41. Audit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

42. Termination by Landlord . . . . . . . . . . . . . . . . . . . . . . .   64

43. Termination by Tenant . . . . . . . . . . . . . . . . . . . . . . . .   65

44. Landlord's Right to Re-Enter. . . . . . . . . . . . . . . . . . . . .   66

45. Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

46. Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

47. Possessory Interest . . . . . . . . . . . . . . . . . . . . . . . . .   68

48. Federal Aviation Administration Assurances. . . . . . . . . . . . . .   69

49. Termination of Prior Agreements . . . . . . . . . . . . . . . . . . .   69

50. General Conditions. . . . . . . . . . . . . . . . . . . . . . . . . .   70

    A.   Holding Over by Tenant . . . . . . . . . . . . . . . . . . . . .   70
    B.   Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    C.   Successors In Interest . . . . . . . . . . . . . . . . . . . . .   71
    D.   Taxes and Assessments. . . . . . . . . . . . . . . . . . . . . .   71
    E.   Costs of Sustaining an Action for Breach or Default. . . . . . .   71
    F.   Circumstances Which Excuse Performance . . . . . . . . . . . . .   72
    G.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    H.   Lease Organization . . . . . . . . . . . . . . . . . . . . . . .   72
    I.   Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . .   72
    J.   Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . . .   73
    K.   Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    L.   Time       . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

                              FIXED BASE OPERATION LEASE

     The following Lease is made and entered into, in duplicate, as of the 14th day of March, 1989, pursuant to minute order adopted by the City Council, City of Long Beach at its meeting held on the 22nd day of December, 1987, by and between the CITY OF LONG BEACH, a municipal corporation, hereinafter referred to as "LANDLORD" and 7701 WOODLEY AVENUE CORPORATION, dba GULFSTREAM AEROSPACE, INC., a California corporation, having its place of business at 4150 Donald Douglas Drive, Long Beach, California 90808, hereinafter referred to as "TENANT".

                                 1.  LEASED PREMISES

     In consideration of the faithful performance of the covenants and conditions hereinafter agreed to be kept by LANDLORD and TENANT, LANDLORD does hereby lease and TENANT does hereby take and accept the following described premises hereinafter referred to as Leased Premises, consisting of approximately 12.665 acres of land as shown on the drawing attached hereto as Exhibit A and legally described in Exhibit B, each of which is attached hereto and made a part hereof by this reference.

                           2.  CONDITION OF LEASED PREMISES

     A. TENANT accepts the leased premises in an as is condition and acknowledges that TENANT has not received and LANDLORD has not made any warranty, express or implied as to the condition of the premises or any improvements, structures substructures, or infrastructures located thereon.

     B. Except as otherwise set forth in this Lease, TENANT agrees to bear all expenses incurred in the development, operation and maintenance of said premises including improvements thereto existing at the time TENANT assumes possession.

     C. TENANT agrees to keep the leased premises in a neat, orderly and safe condition and free of waste, rubbish and debris during the term of this lease.

                                       3.  TERM

     The term of this Lease shall commence upon the day and year first above written, and shall continue thereafter for a period of twenty-five (25) years. TENANT shall also have the option to extend the term of the Lease for not more than three periods of five (5) years each so that the total term of the Lease may be extended to a total of no more than forty (40) years. In order to exercise any of the options to extend the term, TENANT must notify LANDLORD, in writing, not less than one year (1) prior to the date of expiration of the then existing term of its intention to exercise the option.

     Upon exercise of any option set forth in this Section, the extended term shall be upon the same terms and conditions set forth herein unless mutually agreed upon by the parties hereto, except that the land rent will be adjusted at the beginning of each five year extension as provided in subsection 5.2 hereof.

     3.1  Removal of Improvements.

     If upon the expiration of the term of this Lease improvements remain on the Leased Premises which LANDLORD has not expressed a written intention to retain, the term of this Lease, and the obligation to pay rent, shall be extended from month to month for a period not to exceed six (6) months to permit removal of such improvements as provided for in Section 9 of this Lease. The extended term of this Lease and obligation to pay rent shall terminate upon completion of the processes described in paragraph 9 hereof.

                                       4.  RENT

     4.1  Base Rent.

     TENANT agrees to pay LANDLORD as a base land rental for the Leased Premises the sum of TWENTY-FOUR THOUSAND AND FIFTY-FOUR AND NO/100 DOLLARS ($24,054.00) per month ("Land Rent"), payable to LANDLORD on the first day of each calendar month during the term of this Lease. The obligation to pay said Land Rent shall commence on the first day of the fourth year of this Lease. Prior to that time, holding rent set out in section 4.2 hereof shall be paid by TENANT. Said installments shall be subject to adjustment as provided for herein.

     The Land Rent of TWENTY-FOUR THOUSAND AND FIFTY-FOUR AND NO/100 DOLLARS ($24,054.00) is derived from a blended fair market land value of $6.54 per square foot based upon fifty-five percent (55%) of the land area of the Leased Premises being used for FBO purposes and forty-five percent (45%) of the land area of the Leased Premises being used for manufacturing purposes, and an eight percent (8%) rate of return as indicated in the

formula:  (    sq. ft. X $6.54 X 8%).
          ---------------------------
                       12

This is agreed to by both parties to be the fair market land value and rate of return as of the date of this Lease.

     4.2  Holding Rent.

     Because of the substantial investment of approximately $10 million to be made by TENANT and the reduced revenue during construction, rents shall be raised gradually to the base rent level on the following schedule:

                                        Rent Payment Due
Period              Value/Square Foot   Per Acre Per Year   Monthly Rent
- ------              -----------------   -----------------   ------------
Year 1              $5.14               $17,914.25          $18,907.00
Year 2              $5.89               $20,527.43          $21,665.20
Year 3              $6.13               $21,388.70          $22,574.00


     4.3  Time Of Payment.

     In the event the obligation to pay rent commences on some date other than the first day of the month, the first month's rent shall be prorated to reflect the actual period of occupancy.

     Payment of rental hereunder shall be considered delinquent on the tenth day of month following the date due. TENANT understands and agrees that LANDLORD shall not be obligated to bill or otherwise advise TENANT of the date when rental charges are due and payable.

     4.4  Back Rent.

     TENANT shall pay back rent at the rate of FIFTEEN THOUSAND FIVE HUNDRED FIFTY DOLLARS ($15,550.00) per month for the period from April 2, 1987 through and including April 2, 1988, or the date of execution of this Lease, whichever is later. TENANT shall receive a credit of ELEVEN THOUSAND ONE HUNDRED THIRTEEN DOLLARS ($11,113.00) per month against such back rent obligation for the period from April 1, 1987, to the date of execution of this lease.

     4.5  Improvements.

     LANDLORD and TENANT agree that TENANT shall not be obligated to pay any rent for use of the improvements existing on the premises at the date of this Lease or thereafter constructed.

                                5.  RENTAL ADJUSTMENT


     Land Rent will be increased at the beginning of each of the fifth through ninth years of the lease term in an amount equal to the increase in the Consumer Price Index, Los Angeles-Long Beach, all consumers in the previous twelve (12) months, but in no event more than five (5) percent in any year.

     Beginning in the 10th year from and after the commencement date of this Lease, and every five (5) years thereafter, the Land Rent shall be adjusted by determining land value and prevailing rate of return for the period in question using the procedure set out in section 5.2 of this Lease. However, in no event shall the Land Rent after any application of the adjustment process be less than the Land Rent in effect prior to the adjustment.

     5.1  Definitions.

     5.1.1 Fair Market Value. As used in this Lease the term "fair market value", shall mean the fair market value of the Leased Premises with adjustments and considerations as follows:

     A. The value of the Leased Premises based upon the percentage of the land area of the Leased Premises being used for FBO purposes and the percentage of the Leased Premises being used for manufacturing purposes should be a factor and be included.

     B. The value of any improvements placed on or in the property shall be excluded and not considered.

     C. The nature and extent to which the Leased Premises title is affected by, among others, reservations, covenants, conditions, easements, encumbrances, restrictions on use or other restrictions on the enjoyment or use of the property, whether or not imposed upon said Premises by City or others shall be considered.

     D. The proximity of the Leased Premises to the passenger terminal shall be excluded and not considered.

     5.1.2 Prevailing Rate Of Return. As used in this Lease, the term "prevailing rate of return" shall mean the percentage of fair market value which is charged to lessees by lessors in lease agreements for similar or comparable uses entered into or renewed in the Los Angeles/Orange County urban area during the preceding twelve months, which lease agreements are reasonably comparable in their terms to this Lease.

     5.2  Land Rent Adjustment Procedure.

     The Land Rent for the subject leasehold shall be adjusted for fair market value and prevailing rate of return at the periods specified in Section 5 of this Lease.

     LANDLORD shall provide written notice of LANDLORD's estimate of the Fair Market Rental Value of the Premises not later than one hundred eighty (180) days prior to the Adjustment Date. TENANT shall have thirty (30) days after receipt of LANDLORD's notice of such estimated Fair Market Rental Value within which (i) to accept LANDLORD's estimated Fair Market Rental Value, in which case LANDLORD's estimated Fair Market Rental Value shall be the Annual Basic Rent until the next Adjustment Date or (ii) to object in writing to LANDLORD's estimated Fair Market Rental Value. Failure of TENANT to accept within said thirty (30) day period to the estimated Fair Market Rental Value submitted by LANDLORD shall conclusively be deemed to be TENANT's objection to said estimated Fair Market Rental Value so submitted by LANDLORD. In the event TENANT objects or is deemed to object to the estimated Fair Market Rental Value submitted by LANDLORD, LANDLORD and TENANT shall attempt in good faith to agree upon the Fair Market Rental Value of the Premises. If LANDLORD and TENANT fail to reach agreement on such Fair Market Rental Value within fifteen (15) days after TENANT has objected to or has been deemed to have objected to LANDLORD's estimated Fair Market Rental Value (the "Outside Agreement Date"), then TENANT shall submit to LANDLORD its estimated Fair Market Rental Value and LANDLORD at its option may, within such fifteen (15) day period, submit a revised estimated Fair Market Rental Value to TENANT and each party's estimated Fair Market Rental Value shall be submitted to arbitration in accordance with Subsections 5.2.1 through 5.2.3.

     5.2.1 LANDLORD and TENANT shall attempt to agree upon a single arbitrator within fifteen (15) days after the Outside Agreement Date. If no such agreement is reached, then within thirty (30) days after the Outside Agreement Date LANDLORD and TENANT shall each appoint one arbitrator who shall by profession be a licensed MAI real estate appraiser who shall have been active over the five (5) year period, ending on the date of such appointment, in the appraisal of commercial properties, including airport industrial properties in the Los Angeles and Orange County area.

     5.2.2 The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

     5.2.3 The three arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, determine the Fair Market Rental Value. If the Fair Market Rental Value as determined by the arbitrators is lower than TENANT's estimated Fair Market Rental Value or higher than LANDLORD's estimated Fair Market Rental Value, then the closest estimated Fair Market Rental Value (as revised, if applicable), whether LANDLORD's or TENANT's to the Fair Market Rental Value determined by the arbitrators shall be the Land Rent until the next Adjustment Date. If the Fair Market Rental Value as determined by the arbitrators is between the LANDLORD's estimated Fair Market Rental Value (as revised, if applicable) and TENANT's estimated Fair Market Rental Value, then the Land Rent until the next Adjustment Date shall be the average of the Fair Market Rental Value as determined by the arbitrators and the nearest estimated Fair Market Rental Value, whether LANDLORD's or TENANT's. If LANDLORD's estimated Fair Market Rental Value (as revised, if applicable) and TENANT's estimated Fair Market Rental Value are equally near the Fair Market Rental Value as determined by the arbitrators, then the Land

Rent until the next Adjustment Date shall be the Fair Market Rental Value as determined by the arbitrators. The arbitrators shall notify LANDLORD and TENANT of their determination of the Fair Market Rental Value. The arbitrator's determination shall be based upon each arbitrator's opinion of the Fair Market Rental Value that would be payable for similar real property, taking into account such variables as set forth in Section 5.1.

     5.2.4 The parties hereto each agree to hold harmless and not file any action against the appraiser retained by the other party.

     5.3  No Waiver.

     No failure by LANDLORD's accounting or clerical personnel to notify TENANT of any rental adjustment provided for herein shall be construed as a waiver of the right of the LANDLORD to require such adjustment as of the date or dates when it should have been made, nor shall any such failure be held to estop LANDLORD from requiring such adjustment and TENANT does hereby knowingly waive the provisions of any statute of limitations barring collection of any sum due pursuant to any such adjustment because of the passage of time between the date such adjustment to the rent ought to have been made and the date suit is brought to collect any sum due as a result thereof.

                                   6.  LATE PAYMENT


     If money payable to LANDLORD as a condition of this Lease is not paid and becomes delinquent, interest at the rate of ten percent (10%) per annum of the amount due and unpaid shall be added to the amount due and the total sum shall become immediately due and payable to LANDLORD. Such interest shall be compounded on the amount unpaid, including accrued interest for any month that said amount remains unpaid, provided, however, that payments not made within sixty (60) days from the date first due shall be deemed to be in default, five
(5) days after written notice that the payment was not made within the said sixty (60) day period.

                       7.  CONSTRUCTION, ALTERATION AND CHANGES


     TENANT shall not construct, install, modify, paint or otherwise change any structures, facilities or exterior signs on the Leased Premises without prior written approval of LANDLORD's Airport Manager.

     TENANT shall not place upon the Leased Premises any portable buildings, trailers, or other like portable structures without prior written approval of LANDLORD's Airport Manager. Such approval shall not be unreasonably withheld. TENANT hereby agrees to remove any such permitted structure that may exist on the Leased Premises within six (6) months from date of execution thereof.

                             8.  CONSTRUCTION AND BONDING


     No construction shall be commenced upon the Leased Premises by TENANT until TENANT has furnished LANDLORD with a Completion Bond in the amount of the total estimated construction cost of the improvements to be constructed by TENANT. In lieu of this Completion Bond, LANDLORD will accept the performance, labor and material bonds supplied by TENANT's contractor or contractors, provided said bonds are issued jointly to TENANT and LANDLORD. Said bonds must be issued by a company qualified to do business in the State of California and acceptable to LANDLORD. Said bonds shall be in a form acceptable to LANDLORD and shall insure faithful and full observance and performance by TENANT of all the terms, conditions, covenants, and agreements relating to construction of improvements upon the Leased Premises.

     A.   BONDS.

          (1) On or before the date of commencement of construction of any building, structure or other improvements (other than temporary structures on the site for six (6) months or less) on the Leased Premises, TENANT shall file or cause to be filed with LANDLORD, a Performance Bond and a Payment Bond executed by TENANT or TENANT's contractor and by a surety authorized to do business in the State of California as surety guaranteeing the performance of the provisions of this Lease. If said bond is executed by the TENANT's contractor it shall name the TENANT and the LANDLORD as joint obligees.

          (2) The term of both bonds shall commence on or before the date of filing with LANDLORD. The Performance Bond shall remain in effect until the date of completion of the work to the reasonable satisfaction of LANDORD's City Manager or his designate. The Payment Bond shall remain in effect until the expiration of the period of filing a claim of lien as provided in Title 15 of
Part 4 of the California Civil Code, and as hereafter amended, or if a claim of lien is filed, the expiration of the period for filing an action to foreclose such lien, or until the Leased Premises are freed from the effect of such claim of lien and any action brought to foreclose such lien pursuant to the provisions of said Title 15 of Part 4 or the lien is otherwise discharged.

          (3) The Performance Bond shall be in the amount and provide a penalty of one hundred percent (100%) of the valuation of the improvements to be constructed. The Payment Bond shall be in the amount and provide a penalty of one hundred percent (100%) of the valuation of the improvements to be constructed.

          (4) In lieu of the Performance Bond and Payment Bond required in subsections (1), (2) and (3) hereof, TENANT may furnish cash, assignment of account, time certificate of deposit.

     B.   FORCE MAJEURE.

     The time within which TENANT is obligated hereunder to construct, repair or rebuild any building or other improvement, or cure any default on the part of TENANT hereunder shall be extended for a period of time equal in duration to, and performance in the meantime shall be excused on account of and for, any delay caused by strikes, threats of strikes, lockouts, war, threats of war, insurrection, invasion, acts of God, calamities, violent action of the elements, fire action or regulation of any governmental agency, law or ordinance, impossibility of obtaining materials, or other things beyond the reasonable control of TENANT.

     C.   NO FORFEITURE.

     If, for any reason, TENANT shall fail to complete construction of buildings, structures or other improvements within the time herein provided therefor and TENANT pays to the City the liquidated damages therefor as provided in Paragraph 10 hereof, this

Lease shall not be subject to cancellation or forfeiture as a result thereof, notwithstanding anything to the contrary herein contained.

     D.   APPLICABLE LAWS.

     The Leased Premises are presently zoned PD-2. Any buildings, structures or other improvements constructed or placed thereon shall be constructed or placed in accordance with the laws and regulations of the State and City applicable to development in Zone PD-2.

     E.   PROPERTY OF CITY.

     Any buildings, structures or other improvements existing on the date of execution of this Lease or constructed or placed on the Leased Premises by Tenant shall be and remain the property of TENANT. TENANT shall have the right to remove said buildings, structures, and other improvements, less paving at any time, within six (6) months following expiration or termination of this Lease. All such improvements remaining on the Leased Premises after said six (6) month period shall become the property of LANDLORD without compensation therefor and may be removed as provided in Paragraph 9 of this Lease.

     F.   LIENS.

          (1) Subject to TENANT's right to contest the same and post bonds as hereinafter provided, TENANT agrees that it will pay as soon as due all mechanics, laborers, materialmens, contractors, subcontractors or similar charges, and all other charges of whatever nature which may become due, attached to or payable on said property or any part thereof or any building, structure or other improvements thereon, from and after the date as of which this Lease is executed. Nothing herein contained shall in any respect make TENANT the agent of the LANDLORD, or (except as otherwise specifically provided in this Lease), authorize TENANT to do any act or to make any contract encumbering or in any manner affecting the title or rights of the LANDLORD in or to the Leased Premises or in the improvements thereon.

          (2) Before any buildings, structures or other improvements, repairs or additions thereto, are constructed or reconstructed upon the Leased Premises, TENANT shall serve written notice upon the LANDLORD's City Manager in the manner specified in this Lease of TENANT's intention to perform such work for the purpose of enabling the LANDLORD to post notices of non-responsibility under the provisions of Section 3094 of the Civil Code of the State of California, or any other similar notices which may be required by law.

          (3) If any such mechanics or other liens shall at any time be filed against the Leased Premises, TENANT shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, or by bonding or otherwise free the Leased Premises from the effect of such claim of lien and any action brought to foreclose such lien, or TENANT shall record a bond in the amount required by Civil Code Section 3143 releasing the Premises from the effect of such claim of lien and against any action brought to foreclose such lien.

          (4) Any contest by TENANT of any such liens shall be made by TENANT in good faith and with due diligence and TENANT shall fully pay and immediately discharge the amount of any final judgment rendered against the LANDLORD or TENANT in any litigation involving the enforcement of such liens or the validity thereof.

          (5) In the event of TENANT's failure to discharge of record any such uncontested lien within said thirty (30) day period or to pay and satisfy any such judgment as aforesaid, the LANDLORD shall give TENANT notice in writing to discharge such lien. If TENANT fails within five (5) days from such written notice to discharge or release the Leased Premises from such lien, LANDLORD may, but shall not be obliged to, pay the amount thereof, inclusive of any interest thereon and any costs assessed against TENANT in said litigation, or may discharge such lien by contesting its validity or by any other lawful means.

          (6) Any amount paid by the LANDLORD for any of the aforesaid purposes, and all reasonable legal and other expenses of the LANDLORD including reasonable counsel fees, in defending any such action or in connection with procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the rate provided by law from the date of payment shall be repaid by TENANT to LANDLORD on demand.

                             9.  REMOVAL OF IMPROVEMENTS

     TENANT shall within the six (6) month period specified in Section 3.1 of this Lease clear all improvements from and restore the Leased Premises to level grade. Should TENANT fail to remove all improvements from the Leased Premises within the six (6) month period, any remaining improvements shall be deemed abandoned property which LANDLORD may remove at its sole discretion without liability to any lien holder or for any cost of labor or material incurred by TENANT during TENANT's possession of the Premises. It is specifically agreed that LANDLORD may charge the cost of any such removal to TENANT and that TENANT will pay that sum without objection provided LANDLORD has given TENANT written notice at least ten (10) months prior to the expiration of the term of this Lease that LANDLORD requests that TENANT remove all such improvements within the aforestated six (6) month period. In the event of termination prior to the expiration of the term of this Lease, TENANT shall be required to pay such sum provided LANDLORD notifies TENANT concurrently with the termination of the Lease of its request that TENANT remove all such improvements within the aforestated six (6) month period. If LANDLORD does not comply with the notice provisions in this Section 9, TENANT shall have no obligation to pay the cost of removal of improvements. It is further agreed that TENANT's obligation to pay for removal of improvements shall extend for one (1) year beyond the end of the term or other termination of this Lease.

                                10.  SECURITY DEPOSIT


     A security deposit in the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000) shall be provided LANDLORD by TENANT prior to the commencement date of this Lease. Said security deposit is to be maintained at all times. Said security deposit shall be by one of the methods set forth below and shall guarantee TENANT's full and faithful performance of all the terms, covenants, and conditions of this Lease:

     A.   Cash.

     B. Surety bond written by a surety company authorized to transact business in the State of California. Said bond shall be subject to approval by the City Manager as to sufficiency and by the City Attorney as to form.

     C. The assignment to LANDLORD of a savings deposit held in a financial institution acceptable to LANDLORD. Such assignment shall be evidenced at least by the delivery to LANDLORD of the original passbook reflecting said savings deposit and a written assignment of said deposit to LANDLORD in a form approved by LANDLORD.

     D. A time certificate of deposit from a financial institution wherein the principal sum is made payable to LANDLORD or order. Both the financial institution and the form of the certificate must be approved in advance by LANDLORD.

     E. An instrument or instruments of credit from one or more financial institutions subject to regulation by the state or federal government pledging that funds are on deposit and guaranteed for payment and providing that said funds shall be trustfunds securing TENANT's performance and that all or any part shall be paid to LANDLORD, or order, upon demand by LANDLORD. Both the financial institution(s) and the form of the instrument(s) must be approved by LANDLORD.

     Regardless of the manner in which TENANT elects to make said security deposit, all or any portion of the principal sum shall be available unconditionally to LANDLORD if TENANT or TENANT's successor or assigns fails to cure such default or breach as provided in this Lease or TENANT or TENANT's successors or assigns, fails to pay expenses incurred by LANDLORD as a result of the failure of TENANT or TENANT's successors or assigns, to faithfully perform all of the terms, covenants and conditions of this Lease. Should TENANT elect to assign a savings deposit to LANDLORD or provide a time certificate of deposit, or provide an instrument of credit to fulfill the security deposit requirements of this Lease, said assignment, certificate or instrument shall have the effect of releasing the depository or financial institution therein from liability on account of the payment of any or all of the principal sum to LANDLORD, or order, upon demand by LANDLORD. The agreement entered into by TENANT with a financial institution to establish the deposit necessary to permit assignment or issuance of a certificate as provided above may allow the payment of interest accruing on account of said deposit to TENANT or order. TENANT shall maintain the required security deposit throughout the entire term of this Lease or any extension thereof. Failure to do so shall be deemed a default and shall be grounds for immediate termination of this Lease. The security deposit shall be rebated, reassigned, released, or endorsed to TENANT, or order, as applicable at the end of the Lease Term, provided TENANT has fully and faithfully performed each and every term, covenant and condition of this Lease. No interest shall be paid to TENANT on said security deposit.

     TENANT agrees that if TENANT violates any of the terms, covenants and conditions of this Lease and fails to cure such default within the time hereinafter provided therefore, then, in that event, the entire amount of the security deposit shall be applied by LANDLORD in discharge and satisfaction of any delinquent rentals or other element of default and/or retained by LANDLORD as liquidated damages because it is agreed by and between the parties hereto that a judge or jury would be unable to adequately determine such damages.



     __________                    ________
     LANDLORD                      TENANT

                                       11.  USE


     The Leased Premises and any and all improvements located or erected thereupon shall be used for the purpose of conducting an aviation-industrial use and/or fixed base operation in conformity with LANDLORD's adopted minimum standards (Exhibit "D") for aeronautical uses and no other purpose. The fixed base operation is limited to the following aeronautical and support uses which are inclusive.

     A.   Sale of new and used aircraft (both retail and wholesale);

     B. Sale and installation of aircraft parts and accessories (both retail and wholesale);

     C. Sale and installation of aircraft parts, components and allied equipment;

     D. Sale and installation of new and used avionics and electronic equipment;

     E.   Sale and installation of new and used aircraft instruments;

     F. Storage, distribution, sale and dispensing of aviation fuel and lubricants on the Leased Premises;

     G.   Sale of pilot supplies and accessories;

     H.   Leasing and rental of aircraft;

     I.   Sale of aircraft insurance;

     J.   Financing of aircraft;

     K. Operation of air cargo and air freight activities subject to prior written approval of LANDLORD's Airport Manager;

     L. Flight operations, including ground school, flight training/proficiency, demonstration of aircraft for sale, charter and air taxi. Charter/Air Taxi operations are subject to prior written approval of LANDLORD's Airport Manager. The conduct of scheduled commercial service is expressly prohibited;

     M. Maintenance, repair, overhaul and modification of aircraft, aircraft engines, airframes, flight systems, instruments, avionics, electronics equipment, propellers and related aircraft components;

     N.   Rental of aircraft storage hangars and open tie-down facilities;

     O. Operation of a UNICOM radio transmitter and receiver (subject to written approval of LANDLORD's Airport Manager);

     P.   Washing, detailing and waxing of aircraft;

     Q. Providing upholstery, cabinetry and interior services and installation;

     R.   Parachute, fire extinguisher and oxygen services;

     S. Line Services for the purpose of meeting the needs of transient aircraft;

     T. Operation of food vending equipment, a coffee bar, and/or cafeteria for the purpose of serving TENANT's employees and customers;

     U. Maintenance and servicing of TENANT-owned and operated automotive ramp equipment;

     V. Any such other aviation related uses as may be approved in writing by LANDLORD's Airport Manager and which do not conflict with future airport terminal facilities.

     W. Preparation and painting of aircraft and ancillary parts within an enclosed structure which complies with all federal state and local laws, rules and regulations applicable to aircraft painting facilities.

     X. Rent-a-car service, provided that the TENANT or any other operator of such rent-a-car facility shall pay LANDLORD a fee equal to and calculated on the same basis as the concession charges set forth in the terminal car rental concession agreements in effect upon the commencement of such rent-a-car service, as such may be modified from time to time.

     Y.   Uses incidental to those specifically permitted in this section.

                                12.  UNAUTHORIZED USES


     Only the uses specified in the use clause hereof are authorized uses, and such uses are authorized only when conducted by TENANT or in the case of a Subtenant when approved in advance by LANDLORD's City Manager. All other business activities engaged in on or from the Leasehold premises for involving provision of services or products to parties other than TENANT or an approved Subtenant for financial gain are prohibited. Said prohibition shall be enforced by TENANT.

                              13.  OPERATION OF BUSINESS


     A. TENANT shall continuously use and operate the Leased Premises, during all usual business hours and on all such days as comparable business of like nature in the area are open for business in accordance with the provisions of this Lease relating to use. If the premises are destroyed or partially condemned and this Lease remains in full force and effect, TENANT shall continue operation of its business at the premises to the extent reasonably practical as determined by good business judgment during any period of reconstruction.

     B. TENANT shall appoint in writing an authorized local agent duly empowered to make decisions on behalf of TENANT in all routine administrative and operational matters relating to the Leased Premises who shall be available during normal business hours. TENANT shall notify LANDLORD's Airport Manager in writing of the name, address and telephone number of the said agent and shall supply therewith a copy of the writing appointing the agent.

     C. All uses operating on or from the Leased Premises shall maintain an office in Los Angeles or Orange County which is staffed during normal business hours.

     D. Rotary winged aircraft may not be parked, repaired or operated from the Leased Premises without the prior written approval of the Airport Manager and such approval, if granted, is subject to Airport Rules and Regulations and may be terminated by the Airport Manager on thirty (30) days notice unless otherwise specified in writing at the time of said written approval. It is understood that executives of TENANT and TENANT's parent companies may visit the Leased Premises from time to time in rotating wing aircraft. TENANT and the Airport Manager shall consult to develop a procedure for such operations.

     E. TENANT agrees to provide reasonable services at reasonable prices compared to those prevailing at comparable airports within the Southern California area.

                               14.  COMPLIANCE WITH LAW


     No improvements or structures either permanent, temporary or portable, shall be erected, placed upon, operated or maintained on the Leased Premises, nor shall business or any other activity be conducted or carried on, in, onto, or from the Leased Premises in violation of the terms of this Lease or any duly adopted rules, regulations, orders, law, statute, by-law, or ordinance of any governmental agency having jurisdiction thereover.

                                  15.  IMPROVEMENTS


     TENANT shall cause the following improvements to be designed, constructed and installed within the Leased Premises at no cost to LANDLORD:

     A. All improvements shown in Exhibit C, attached hereto and made a part hereof by this reference are approved by LANDLORD by execution of this Lease.

     B. Repair or repave as necessary and slurry coat all existing pavement on Leased Premises in a manner sufficient to ensure a useful life of between three
(3) to five (5) years.

     C.   Properly mark all taxi lanes and aircraft parking spaces.

     D. Provide, replace and/or modify existing fencing and gates to meet the requirements of Federal Aviation Regulation Parts 107 (Security) and 139 (Safety).

     E.   Provide adequate security lighting.

     F.   Provide safe ingress and egress for pedestrians.

     G.   TENANT may install signs which comply with the Airport's sign policy.

     H. TENANT shall demolish the existing fire station located on the Premises within twenty-four (24) months after the date of this Lease.

     Plans prepared by TENANT for the above cited improvements shall be approved by LANDLORD's Airport Manager prior to commencement of work; in addition, plans for improvements shown in Exhibit C shall be approved by the Department of Planning and Building of the City of Long Beach prior to commencement of work, and shall receive a determination of no objection from the Federal Aviation Administration.

     Subject to the provisions of this Lease, TENANT agrees that all improvements and facilities shown on Exhibit "C" shall be constructed or installed and in use no later than twenty-four (24) months following the commencement of this Lease.

     TENANT shall conduct its construction operations so that such operations will in no way interfere with the normal operation and use of the Long Beach Municipal Airport by LANDLORD and other persons and organizations entitled to use of the same.

     After completion of the work described in this paragraph, TENANT shall not perform any other construction upon the Leased Premises, nor shall TENANT modify, alter, or remove permanent improvements lying within the Leased Premises without the prior written approval of LANDLORD's Airport Manager.

                                 16.  MONTHLY REPORT


     Within fifteen (15) days after execution of this Lease, TENANT shall submit a written report to LANDLORD's Airport Manager listing all based aircraft located on the Leased Premises. Said report shall be prepared on a form supplied by LANDLORD, and shall include for each based aircraft located on the Leased Premises: the make, model, registration number, color, space or hangar number, registered owner(s) name(s), address(es) and telephone number(s).
Should aircraft be on lease, the same information required for owner shall be provided for any or all lessee(s) of said aircraft.

     For purposes of this section, a based aircraft is any aircraft which makes arrangements to park at Long Beach Airport for any purpose other than those specified herein, to wit:

     A. Visiting or transient aircraft who utilize parking facilities for less than fifteen (15) days in any thirty (30) day period.

     B. Aircraft maintaining tiedown or storage space at another airport that are undergoing interior installation or modification, maintenance, service or repair by TENANT or a subtenant.

     C. Aircraft awaiting sale and/or delivery by a tenant or subtenant where delivery subsequent to sale occurs within thirty (30) calendar days.

     D. Used aircraft for sale by a tenant or subtenant where delivery subsequent to sale occurs within thirty (30) calendar days.

     TENANT further agrees that by the tenth (10th) day of each month to submit a list showing additions to, or deletions from, the above mentioned written report.

                        17.  INDEMNIFICATION AND HOLD HARMLESS


     TENANT expressly agrees to defend, protect, indemnify and hold harmless the City, its officers, agents and employees free and harmless from and against any and all claims, demands, damages, expenses, losses or liability of any kind or nature whatsoever which LANDLORD, its officers, agents or employees may sustain or incur or which may be imposed upon them or any of them or injury to or death of persons or damage to property arising out of or resulting from the alleged acts or omissions of TENANT, its officers, agents or employees or in any manner connected with this Lease or with the occupancy, use or misuse of the Leased Premises by TENANT, its officers, agents, employees, subtenants, licensees, contractors, patrons or visitors; and TENANT agrees to defend at its own cost, expense and risk all claims or legal actions that may be instituted against either the TENANT or the LANDLORD, and the TENANT agrees to pay any settlement entered into and to satisfy any judgment that may be rendered against either the TENANT or the LANDLORD as a result of any injuries or damages which are alleged to have resulted from or be connected with this Lease or the occupancy or use of the Leased Premises by the TENANT, or its officers, agents, employees, subtenants, licensees, contractors, patrons or visitors.

                               18.  LIABILITY INSURANCE


     A. TENANT agrees that at all times during the term of this Lease, it shall maintain in full force and effect an insurance policy which shall insure and indemnify the TENANT and the City of Long Beach, the City Council and each member thereof, all of City's Boards and Commissions and every officer, employee and volunteer of the City against liability, financial loss or expense resulting from any suits, claims, demands, actions or loss, brought by any person or persons and from all costs and expenses of litigation brought by reason of the use and occupation by TENANT or by any other person or persons of said Leased Premises, in the amount of Five Million Dollars ($5,000,000) combined single limit for any injury to persons and/or damages to property.

     B. Such policy or policies of insurance shall provide at least the following forms of insurance.

     (1)  Comprehensive General Liability
     (2)  Automobile Liability
     (3)  Contractual Liability
     (4)  Aircraft Liability, including Passengers
     (5)  Airport Liability
     (6)  Products and Completed Operations, including Aircraft Products
     (7)  Hangarkeepers Liability, including Aircraft in Flight

LANDLORD may waive coverages which it deems unnecessary in light of specific operations of TENANT.

     C. All insurance shall be placed with insurers having a rating in Best's Insurance Guide of or equivalent to A:X or otherwise acceptable to and approved by the City Manager. The City of Long Beach, the City Council and each member thereof, all of the City's Boards and Commissions, and every officer, employee and volunteer of the City shall be named as insureds under said insurance, and each policy shall be endorsed to provide thirty (30) days written notice from the insurer to LANDLORD before cancellation or change in conditions. Coverage shall be primary with respect to LANDLORD and all liability insurance shall provide for severability of interests.

     Said insurance may include such deductibles or self insured retention as may be acceptable to the City Manager. In the event insurance does provide for deductibles or self-insured retention, TENANT agrees that it will fully protect LANDLORD, its Boards, officers and employees, in the same manner as those interests would have been protected had the policy or policies not contained a deductible or retention.

     D. Upon the execution of this Lease, the TENANT hall deliver to the Airport Manager for approval as to sufficiency and for approval as to form by the City Attorney, a certificate or certificates of insurance issued by the respective insurance companies certifying that said insurance coverage is in full force and effect and that all operations of the TENANT under this Lease are covered by such insurance.

     Notwithstanding any other provision to the contrary contained in this Lease, TENANT shall not have the right to take possession of said Leased Premises until such certificate or certificates are filed with the Airport Manager.

     E. The procuring of any policy of insurance shall not be construed to be a limitation upon TENANT's liability or as a full performance on its part of the indemnification provisions of this Lease, TENANT's obligations being, notwithstanding said policy of insurance, for the full and total amount of any damage, injury or loss caused by the negligence or neglect connected with or attributable to its operations under this Lease.

     F. LANDLORD shall have the right at any time during the term of this Lease to review the type, form and coverage limits of the insurance enumerated herein. If, in the opinion of LANDLORD, the insurance provisions in this Lease are not sufficient to provide adequate protection for LANDLORD and the members of the public using Long Beach Airport, LANDLORD may require the TENANT to obtain insurance sufficient to provide such adequate protection. Insurance requirements shall be applied uniformly to all TENANTS engaged in similar type operations on the Long Beach Airport, and such requirements shall be consistent with industry standards.

                               19.  PROPERTY INSURANCE


     A. TENANT agrees that at all times during the term of this Lease and any renewal or extension thereof, it will maintain in force an insurance policy which will insure and indemnify the TENANT and the City from loss occurring to equipment, buildings, structures, or other improvements on said Leased Premises by reason of fire and any other hazards insured against in what is commonly known as an extended coverage to the extent of at least ninety percent (90%) of the full replacement cost of the buildings, structures or other improvements or fixtures used in connection with the operation of any improvements located on said Leased Premises. The City shall be named as an insured under said policy.

     B. Should the Leased Premises or the building of which the Leased Premises is a part be damaged or destroyed, in whole or in part, by fire, earthquake or any other casualty at any time during the term of this Lease so that the same cannot be repaired within ninety (90) working days to substantially the same condition it was immediately prior to the happening of such casualty, TENANT may, within ninety (90) working days after the happening of such casualty, terminate this Lease as of the date of said casualty. In the event of any termination of this Lease as provided in this clause, the TENANT shall forthwith surrender the Leased Premises to LANDLORD, and upon such surrender LANDLORD shall refund to TENANT the security deposit provided for in Paragraph 12. In the event of any damage or destruction or other casualty as mentioned in this paragraph, except that caused by neglect on the part of TENANT, and this Lease is not terminated as provided in this clause, TENANT shall proceed with reasonable diligence to restore the basic building to substantially the condition in which it was prior to the occurrence of said casualty. TENANT shall likewise proceed with reasonable diligence to restore and reconstruct all other improvements on the Leased Premises to substantially the same condition in which they were prior to the happening of the casualty. During the period of reconstruction and restoration under conditions as set forth above, the TENANT shall be entitled to a reduction in the monthly rental in an amount that is in direct proportion to TENANT's loss of use of the Leased Premises. Should the damage or destruction as mentioned herein be caused by neglect on the part of TENANT, then TENANT shall be responsible for the restoration of the Leased Premises and the restoration of the basic building to the condition in which they were prior to the happening of the casualty, and in such case there shall be no reduction in the rent for TENANT's loss of use of the Leased Premises. In no event shall LANDLORD be liable to TENANT for any damages resulting to TENANT from the happening of any such fire or other casualty or from the repair or reconstruction of the Leased Premises or from the termination of this Lease as herein provided, nor shall TENANT be released thereby from any of its obligations hereunder except as expressly stated in this clause.

     C. The requirements of Paragraph 18, C, D, and F hereof relating to the form, nature, source and effects of insurance policies shall also apply to policies obtained pursuant to this paragraph.

                              20.  WAIVER OF SUBROGATION


     TENANT hereby waives all rights of subrogation against LANDLORD with respect to damage to or loss of property insured under Paragraph 19 hereof or with respect to any workers' compensation benefits paid as a result of injury to TENANT's employees. TENANT shall attempt to obtain a waiver of subrogation against LANDLORD from any insurer providing workers' compensation insurance for TENANT.

                              21.  WORKERS' COMPENSATION


     TENANT agrees to obtain and furnish evidence to City of the waiver of TENANT's Workers' Compensation carrier of any right of subrogation against the City. TENANT shall have the right to self insure for workers' compensation upon submission to LANDLORD's Risk Manager of a certificate from the State of California authorizing TENANT to self insure.

                                  22.  ENCUMBRANCES


     A.   ASSIGNMENTS FOR PURPOSES OF FINANCING

     Subject to the provisions of Paragraph 22 herein, during the term of this Lease, TENANT may assign for security purposes only, or subject to the provisions of subparagraph D of this Paragraph 21 may encumber, TENANT's interest under this Lease and the leasehold estate hereby created to a lender on the security of the leasehold estate and in that connection may perform any and all acts and execute any and all instruments necessary or proper to consummate any loan transaction and perfect the security therefor to be given such lender on the security of the leasehold estate.

     B.   LENDERS' RIGHTS.

     Any such lender shall have the right at any time during the term hereof:

     (1) To do any act or thing required of TENANT hereunder and all such acts or things done and performed shall be as effective to prevent a forfeiture of TENANT's rights hereunder as if done by the TENANT; and

     (2) To realize on the security afforded by the leasehold estate and to acquire and succeed to the interest of TENANT hereunder by foreclosure of any mortgage or deed of trust and subject to the limitations of Paragraph 23F, to convey or assign the title to the leasehold estate created hereby to any purchaser at a foreclosure sale or to convey to a subsequent purchase of lender in the purchase at a foreclosure sale; and

     (3) In the event of any default by the TENANT in the payment of an installment of rent hereunder, to pay such rent to the LANDLORD and such rent payments alone, without further requirement, shall be sufficient to prevent a termination or forfeiture of the leasehold estate created hereby, provided, however, that such right to prevent such termination or forfeiture shall exist only for a period of sixty (60) days after notice of such default has been given by the LANDLORD to such lender and only as to those lenders who have notified the Airport Manager of their interest in said Leased

Premises, as provided in Paragraph 22 herein; and after said sixty (60) day period such lender, to prevent such termination or forfeiture, shall be required to do all acts and things required of TENANT to be done and performed hereunder; and

     (4) Cure such default or breach if the same can be cured by the payment or expenditure of money provided to be paid under the terms of this Lease; or if such default or breach is not so curable, cause the trustee under the trust deed to commence and thereafter to diligently pursue to completion steps and proceedings for the exercise of the power of sale under and pursuant to the trust deed in the manner provided by law; and

     (5) Keep and perform all of the covenants and conditions of this Lease requiring the payment or expenditure of money by TENANT until such time as said leasehold shall be sold upon foreclosure pursuant to the trust deed or shall be released or reconveyed thereunder; and

     (6) However, if the holder of the trust deed shall fail or refuse to comply with any and all of the conditions of this paragraph, then and thereupon LANDLORD shall be released from the covenant of forebearance herein contained.

     C.   LENDER DEFINED.

     The term "lender on the security of the leasehold estate" as used in this Paragraph 21 and elsewhere in this Lease shall mean the mortgagee under any mortgage, or the trustee and beneficiary under any deed of trust or indenture of mortgage and deed of trust encumbering the leasehold estate or TENANT's interest therein (including the assignee or successor of any such mortgage, beneficiary or trustee of any such mortgage, deed of trust or indenture of mortgage and deed of trust and the holder of any promissory note or bond secured thereby), and executed by TENANT and delivered for the purpose of securing to such mortgagee, trustee or beneficiary payment of any indebtedness incurred by TENANT and secured by such mortgage, deed of trust or indenture of mortgage and deed of trust.

     D.   NOTICE.

     As a condition to the vesting of any rights in this Lease or in the leasehold estate created hereby in any encumbrancer, except as may be otherwise provided by law, there shall first have been delivered to the Airport Manager a written notice of such encumbrance which shall state the name and address of the encumbrancer for the purpose of enabling notices to be given under Paragraph 48L herein.

     E.   NOTICE OF DEFAULT.

     Upon and immediately after the recording of the trust deed, TENANT, at TENANT's expense, shall cause to be recorded in the office of the Recorder of Los Angeles County, California, a written request executed and acknowledged by LANDLORD for a copy of any notice of default and of any notice of sale under the trust deed as provided by the statutes of the State of California relating thereto. Concurrently with the execution of the consent, TENANT shall furnish to LANDLORD a complete copy of the trust deed and note secured thereby, together with the name and address of the holder thereof. No such encumbrance shall be valid or effective unless and until LANDLORD shall execute its written consent thereto as hereinabove provided.

                            23.  ASSIGNMENT AND SUBLETTING


     A.   CONSENT.

     (1) TENANT shall not have any right to assign or sublet this Lease or any interest herein without LANDLORD's written consent.

     (2) LANDLORD will consider requests to assign or sublease. Such requests will not be approved unless the identity and acceptability of the proposed assignee or subtenant has been demonstrated to the satisfaction of the City Manager.

     (3) Any request to assign or sublease, shall be accompanied by such data relating to the identity and financial condition of the proposed assignee or sublessee as may be requested to permit LANDLORD to render its decision.

     (4) If TENANT be a partnership or joint venture, a withdrawal, addition or change (voluntary, involuntary, by operation of law, or otherwise) of any of the partners or adventurers thereof, or if TENANT be composed of more than one person, a purported assignment or transfer (voluntary or involuntary, by operation of law, or otherwise) from one thereof unto the other or others thereof, or if TENANT be a corporation, a change in the ownership (voluntary, involuntary, or by operation of law, or otherwise) of twenty five percent (25%) or more of its capital stock owned as of the date of its acquisition of this Lease shall be deemed an assignment prohibited hereby unless the written consent of the LANDLORD be first obtained thereto; provided, however, that a change in the ownership of said capital stock as a result of the death or judicially declared incompetency of the TENANT may be made without the consent of the LANDLORD.

     (5) Except as provided herein, LANDLORD's City Manager shall not unreasonably refuse to grant his written consent to such transfer or assignment, however, any such transfer without said approval, whether voluntary or involuntary, shall be void and shall confer no right or occupancy upon said assignee or purchaser.

     A transfer or an assignment of any such stock or interest to a shareholder's or member's spouse, children or grandchildren is excepted from the provisions hereof.

     (6) TENANT shall reimburse LANDLORD for all of LANDLORD's costs and expenses incurred in LANDLORD's review and consideration of requests to sublease or assign.

     B.   VESTING OF ASSIGNMENTS.

     As a condition of the vesting of any rights in this Lease or in the leasehold estate created hereby in any assignee of the TENANT's interest hereunder whether voluntary or involuntary, each such assignee shall first have delivered to LANDLORD's Airport Manager a written notice of such assignment, which notice:

     (1) Shall contain a statement that the assignee agrees to be bound by all the terms, covenants and conditions of this Lease which are to be performed by TENANT.

     (2) Shall state the name and address of the assignee for the purpose of enabling notices to be given under Paragraph 49L herein.

     (3) Shall state whether the assignee is an individual, a corporation or a partnership, and if such assignee be a corporation, the names of such corporation's principal officers and of its directors and state of incorporation, and if such assignee be a partnership, the names and addresses of the members of such partnership.

     (4) Shall state the amount of capital stock assigned and the total amount of capital stock outstanding at the time of the assignment.

     (5) Upon an assignment of this Lease and the Leasehold estate as provided herein, TENANT shall be released from all further liabilities and obligations under this Lease.

     C.   VESTING OF SUBLEASES.

     As a condition to the vesting of any rights in this Lease or in the leasehold estate created hereby in any sublease of the TENANT's interest hereunder, whether voluntary or involuntary, each such sublessee shall first have delivered to LANDLORD'S Airport Manager a written notice of such subleases which notice:

     (1) Shall state the name and address of the sublessee for the purpose of enabling notices to be given under Paragraph 49L herein.

     (2) Shall state whether the sublessee is an individual, a corporation or a partnership, and if such sublessee be a corporation, the names of such corporation's principal officers and its directors and state of incorporation, and if such sublessee be a partnership, the names and addresses of the members of such partnership.

     D.   TERMINATION.

     This Lease shall not be terminated by reason of any assignment or transfer by operation of law of TENANT's interest hereunder or in the leasehold estate created hereby.

     E.   LENDER'S LIABILITY.

     In the event that any lender on the security of the leasehold estate obtains title to the leasehold estate or to any part hereof, by sale on foreclosure proceedings or by deed given in lieu of foreclosure and subsequently assigns its interest therein and such lender and its assignee comply with all the provisions of this Paragraph, then such lender shall be relieved of any liability hereunder as the successor of TENANT, except:

     (1) Liability for the amount of any rental or other moneys due and owing to the City by the lender or by TENANT or any other of the assignees or successors of the lender or TENANT at the time of such assignment;

     (2) Liability to apply the proceeds of any insurance policy in accordance with the provisions of Paragraphs 18 and 19 herein; and

     (3)  Liability under the provisions of Paragraphs 18 and 19 herein.

     F.   LENDER'S RIGHT TO ASSIGNMENT.

     Notwithstanding anything to the contrary contained in this Paragraph 22, any lender on the security of the leasehold estate upon succeeding to the TENANT's interest shall have the right to make one (1) assignment thereafter without the prior written consent of LANDLORD.

                                 24.  EMINENT DOMAIN


     In the event the whole or any part of the Leased Premises is condemned by a public entity in the lawful exercise of the power of eminent domain, this Lease shall cease as to the part condemned upon the date possession of that part is taken by the public entity.

     If only a part of the Leased Premises is condemned and the taking of that part, does not, as determined by the Court, substantially impair the capacity of the remainder to be used for the purposes required in this Lease, TENANT shall continue to be bound by the terms, covenants, and conditions of this Lease. However, in such case, Land Rent shall be reduced in direct proportion to TENANT's loss of use of the square footage of the Leased Premises actually taken and the square footage of the other portions of the Leased Premises that TENANT reasonably cannot use because of such taking.

     If only a part of the Leased Premises is condemned, but the taking of the part, as determined by the Court, substantially impairs the capacity of the remainder to be used for the purposes required in this Lease, TENANT shall have the option of:

     A. Terminating this Lease and being absolved of obligations hereunder which have not accrued at the date possession is taken by the public entity; or

     B. Continuing to occupy the remainder of the Leased Premises and remaining bound by the terms, covenants, and conditions of the Lease. If TENANT elects to continue to occupy the remainder of the Leased Premises, the Land Rent shall be reduced in the direct proportion to the percentage of the square footage of the Leased Premises which is taken and the square footage of the remaining portion of the Leased Premises which TENANT cannot reasonably use because of such taking.

     TENANT shall give notice in writing of its election hereunder within thirty
(30) days of the date of the taking of possession of the part of the Leased Premises by the public entity.

     LANDLORD shall be entitled to receive and shall receive all compensation for the condemnation of all or any portion of the Leased Premises by exercise of eminent domain except as hereinafter provided. TENANT shall be entitled to that portion of said compensation or award which is computed and paid for the loss of use and/or ownership of improvements constructed on the Leased Premises. The amount to which TENANT shall be entitled hereunder for such improvements shall not exceed the fair market value of the improvements on the Leased Premises (reduced in proportion to the relationship that the portion of the Lease term which has expired bears to forty (40) years.

     Nothing contained in this Section shall be deemed to constitute a waiver of any claim TENANT may have in the direct condemnation action for severance damages or economic loss or detriment caused to its business by the taking.

                            25.  RESERVATIONS TO LANDLORD


     A. The Leased Premises are accepted by TENANT subject to any and all existing easements or other encumbrances; and LANDLORD shall have the right to maintain, repair and operate such presently constructed sanitary sewers, drains, storm water sewers, pipelines, manholes, connections; water, oil and gas pipelines; and telephone and telegraph power lines and such other appliances and appurtenances necessary or convenient to use in connection therewith over, in, upon, through, across and along the Leased Premises or any part thereof, as will not interfere with TENANT's operations hereunder and to enter thereupon for any and all such purposes subject to TENANT's approval which shall not unreasonably be withheld. LANDLORD also reserves the right to grant franchises, easements, rights of way and permits in, over, and upon, along, or across any and all portions of said Leased Premises as LANDLORD may elect so to do, provided, however, that no right of the LANDLORD provided for in this paragraph shall be so executed as to interfere unreasonably with TENANT's operations hereunder, or impair the security of any secured creditor of TENANT.

     LANDLORD represents that to the best of its knowledge that Exhibit "E" attached hereto and incorporated herein by reference, accurately shows and describes all easements, franchises, permits and rights of way affecting the Leased Premises including, but not limited to, sanitary sewers, drains, storm water sewers, pipelines, manholes, connections, water, oil and gas pipelines; and telephone and telegraph power lines.

     B. LANDLORD agrees that any right as set forth in this paragraph shall not be exercised unless a prior written notice of sixty (60) days is given to TENANT. However, if such right must be exercised by reason of emergency, LANDLORD will give TENANT such notice in writing as is possible under the existing circumstances.

     C. LANDLORD will cause the surface of the Leased Premises to be restored to its original condition upon the completion of any construction done pursuant to this paragraph.

     D. LANDLORD reserves the right to enter and have access to the Leased Premises in order to make, construct or carry out airport improvements under such terms and conditions as do not unreasonably interfere with TENANT's operations hereunder.

                           26.  USE OF AIRPORT FACILITIES


     TENANT shall have, in conjunction with the general public and other airport users, a non-exclusive right to the use of the public airport facilities provided and developed by LANDLORD for public aviation use on such terms and conditions as such facilities may be made available by LANDLORD either now or in the future to other users and tenants of the same class and subject to all applicable laws and rules of the United States, the State of California or the City of Long Beach governing aviation, air navigation or the use of the airport.

     LANDLORD makes no undertaking or representation that the rules and regulations governing aircraft operations at the Airport prior to execution of this Lease or in effect thereafter will continue in effect for any specific period of time. Enforcement of Ordinance C-6278 by the City has been joined in the federal court action of Alaska Airlines, et al. v. City of Long Beach, et al., CV 83-4028-LEW, and litigation of that matter is continuing. Accordingly, it is understood by TENANT that the right to continue operation of any specific class or model of aircraft may be subject to limitation at any time.

                                   27.  MAINTENANCE


     A. TENANT agrees, at TENANT's sole cost and expense, to repair and maintain the Leased Premises and all improvements or landscaping existing or constructed thereon in good order and repair and to keep said premises and facilities in a neat, clean, attractive and orderly condition. Failure of the TENANT to properly maintain and repair the Leased Premises shall constitute breach of the terms of this Lease.

     B. If the Leased Premises are not being adequately maintained, LANDLORD's Airport Manager may, at his sole option, after giving thirty (30) days written notice to TENANT to cure such breach, cause such repair and maintenance to be made provided that TENANT has not commenced to cure the breach. If LANDLORD causes such repairs and maintenance to be made, the breach of this lease as described in this Section shall be deemed cured and the cost of such maintenance or repair shall be treated as additional rent. If said costs treated as additional rent are not paid within the next installment of Land Rent, this Lease shall be deemed to be in default, and LANDLORD shall be entitled to all available legal remedies for the failure to pay rent.

                      28.  AIRCRAFT PARKING, STORAGE AND HANGARS


     A. TENANT shall provide open aircraft parking aprons which shall be so designed, marked and maintained, as to provide for safe and functional parking of aircraft, including sufficient distance between all structural elements (including, but not limited to body, wings and tail) of parked aircraft to permit safe movement of aircraft to and from aircraft parking spaces. Aircraft tiedown equipment or apparatus shall be of a type approved by the Airport Manager for use at the airport and all aircraft designed and equipped to be tied down shall be properly secured to such tiedown apparatus when left unattended. All tiedown spaces shall be clearly marked on the pavement with an identification number in such manner that each individual parking space can be easily identified.

     B. TENANT will provide and maintain taxi lanes and aircraft parking spaces clear of obstacles, vehicles and improperly parked aircraft in a manner which will permit safe and convenient movement of aircraft throughout all open parking areas.

     C. TENANT will provide adequate aircraft parking spaces on the Leased Premises to accommodate transient or visiting aircraft or aircraft present at TENANT's facility for the purpose of maintenance or other work. Parking is permitted only in designated spaces and TENANT expressly covenants and agrees to make every reasonable and prudent effort to prevent parking of aircraft or ground vehicles on property contiguous to the Leased Premises, but not a part thereof. The Airport Manager may require creation of additional parking spaces if he finds that aircraft using TENANT'S facilities are parking in areas other than authorized tie downs or hangar spaces.

     D. Maintenance and repair of aircraft on the based and transient aircraft parking area shall be limited to that permitted by Federal Aviation Regulations
Part 43.3(h) and Appendix A(c), unless otherwise specifically authorized in writing by the

Airport Manager. Said parking areas shall be kept free of non-operational aircraft which are not currently undergoing maintenance, repairs or installation by TENANT.

     E. Aircraft storage hangars shall be used for storage aircraft only and no maintenance shall be done therein, except as specifically authorized by Federal Aviation Regulations Part 43.3(h) and Appendix A(c) if such maintenance and repair can be done in compliance with such fire, building and safety codes, rules and/or regulations as may be applicable to such hangar or activity from time to time.

     F. Maintenance, repair, and other activities may be conducted in hangars heretofore or hereafter constructed in such a manner that such maintenance, repair and other activities can be carried out in such hangar in compliance with such fire, building and safety codes, rules and/or regulations, as may be applicable from time to time to such activities.

     G. All aircraft service, maintenance, repair, inspection and building activities conducted for financial gain within or from aircraft storage hangars shall be done by fixed based operators, tenants or sub-tenants located on the Long Beach Municipal Airport or their duly authorized personnel. No other persons may perform such work.

     H. Parking spaces in storage hangars shall be marked, numbered and designed in the manner specified in subparagraph A of this paragraph for tie down spaces.

     I. The aircraft identification number of each aircraft parked in a hangar shall be affixed to the outside of such hangar in a convenient and plainly visible manner and said information shall be revised from time to time so that it shall be current and visible at all times.

     J. Aircraft hangars constructed after the date of execution of this Lease shall be so designed and constructed by and of a method approved by the Airport Manager as to permit certification for identification, safety and security purposes of all aircraft parked therein at all times without compromising the security of such aircraft.

                 29.  AIRCRAFT TIEDOWN AND STORAGE HANGAR AGREEMENTS


     TENANT is authorized to enter into sublease agreements to permit aircraft tiedown and storage on the Leased Premises without approval of LANDLORD, provided that TENANT shall enter into and maintain current a written Aircraft Tiedown or Aircraft Storage Hangar Agreement with the owner or lessee or operator of each aircraft renting space on the Leased Premises. Such agreements shall be in writing and shall specify all terms, conditions and restrictions relating to the rental of space for the tiedown or storage of TENANT's aircraft and indicating that said owner, operator or lessee of an aircraft to be tied down or stored is a sub-tenant of LANDLORD as well as TENANT by virtue of the creation of this sublease. Such agreement shall also require that the information which TENANT must provide to LANDLORD pursuant to the terms of Paragraph 16 of this Lease shall be supplied to TENANT by any parties with whom TENANT has entered such agreements. LANDLORD's Airport Manager or his designated representative may inspect TENANT's file of Aircraft Tiedown and Storage Hangar Rental Agreements at any reasonable time during TENANT's regular business hours.

                                     30.  STORAGE


     A. TENANT may store aircraft components, equipment, parts, bulk liquids, scrap lumber, metal, machinery or other materials related to the conduct of its business on the Leased Premises, provided, however, that such storage may be done only within an area screened from public view as approved by the Airport Manager. No storage may be done on any apron, ramp or taxiway without prior written approval of Airport Manager which shall not unreasonably be withheld.

     B. Derelict aircraft, inoperative grounded vehicles, unused ramp equipment, scaffolding, hoists and related items not regularly and routinely used in TENANT's business, may not be kept on the Leased Premises unless such materials are maintained within a fully enclosed permanent structure.

     C. Violation of the requirements of this Paragraph shall be deemed in default if the condition has not been cured to the satisfaction of the Airport Manager within thirty (30) days of posting of the property or service of TENANT with a notice thereof.

                               31.  AUTOMOBILE PARKING


     TENANT agrees to provide sufficient automobile parking on the Leased Premises to accommodate the parking needs of patrons, visitors and employees, provided, however, that Airport streets and access roadways may not be utilized to comply with this requirement. All customer vehicles entering or leaving the aircraft operation area must be accompanied at all such times by employees of TENANT or its subtenants. Customer vehicles within the aircraft operating area shall be parked inside of aircraft hangars and not on any taxiway or between hangars.

                                32.  FUEL FLOWAGE FEES


     A.   REQUIREMENT TO PAY.

     TENANT agrees to pay or cause its supplier to pay such fuel flowage fees at such rates as may be regularly established from time to time by LANDLORD's City Council for aircraft fuels delivered at the airport. Such fees shall be due and payable on the tenth (10th) day of the month succeeding that in which the aircraft fees are received by TENANT. The fees shall be calculated and administered as provided herein on the basis of information submitted on a form provided by LANDLORD.

     B.   SUPPLIER AGREEMENT.

     TENANT shall enter into a written agreement with its fuel supplier which recognizes the existence of the provisions of this Lease. A copy of said agreement shall be delivered to LANDLORD's Airport Manager prior to the commencement of fuel delivery. Said agreement shall provide that either TENANT or TENANT's supplier shall indemnify, hold harmless and provide insurance coverage to the City for all uses arising from the delivery, storage, sale and supplying of such fuel. Such agreement shall further provide that the supplier shall make available to the City at reasonable times, its records of transactions involving delivery of fuel to TENANT for purposes of auditing TENANT's performance under this Lease.

     C.   UNDERGROUND STORAGE AND DELIVERY.

     All fuel delivered to TENANT by its supplier or suppliers shall be placed into underground storage facilities, the location and design of which shall have been approved by LANDLORD's Airport Manager and all fuel delivered by any supplier or suppliers shall be placed directly into said approved underground storage facilities.

     D.   REPORTING, PAYMENT AND STATEMENTS.

     Deliveries of fuel shall be reported and fees therefor paid to LANDLORD by TENANT or TENANT's supplier each calendar month as provided herein. The fees to be paid shall be computed on the basis of the supplier's meter tickets indicating the fuel pumped from supplier's tanker truck to TENANT's fuel tanks located on the Leased Premises. The amount shown on such tickets for each month shall be multiplied by the rate established by the City Council then in effect. The product of that computation shall be the fuel flowage fee due for that month. TENANT will provide a year-end statement showing all deliveries in the previous year. Both monthly reports and year-end statements shall be on forms supplied by the Airport Manager.

                                 33.  NOISE ABATEMENT


     TENANT expressly covenants to make its best effort to ensure that aircraft based on, or operating from, the Leased Premises adhere to duly adopted present and future Noise Abatement Programs and Rules and Regulations relating thereto.


                               34.  NAVIGATION EASEMENT


     There is hereby reserved to the LANDLORD, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Leased Premises herein leased. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through said airspace or landing at, taking off from or operation on the Long Beach Municipal Airport.

                                 35.  BULLETIN BOARD


     TENANT will install and continuously maintain a bulletin board in a location on the Leased Premises which will be convenient to and easily seen by patrons, users and visitors and will post and display notices, bulletins and other information supplied by the Airport Manager in a prominent place where such will be easily visible to TENANT's employees, patrons, users and visitors, or will authorize the Airport Manager to post such notices which shall remain continuously on display for such period of time as the same may continue in effect.


                                    36.  UTILITIES


     The TENANT shall, at its own cost, pay for all electricity, gas, water, telephone and other utility services furnished to TENANT, including the cost of installation of necessary connections for all of said services. All utilities added from or after the date of this Lease shall be underground.

                                 37.  WASTE DISPOSAL


     TENANT shall construct all facilities necessary to prevent any water or industrial waste from the operations of TENANT on the Leased Premises from flowing into adjacent property. TENANT shall dispose of all sewage and industrial waste in accordance with all applicable regulations and laws of those environmental agencies having jurisdiction or authority thereover.

     TENANT shall insure that all solid waste materials are placed in appropriate covered containers designed for use with the type of waste involved, which shall remain covered, and that said containers are maintained within enclosures located on said Leased Premises and designated to keep said trash containers out of the flow of traffic and obscured from view.

                       38.  FAA SECURITY AND SAFETY REGULATIONS


     A.   This Lease is subject to Federal Aviation Regulations Part 107 and
Part 139 relating to Safety and Security. LANDLORD shall provide copies thereof to TENANT who shall provide copies thereof to all sub-tenants.

     B. If any violation of Part 107 or Part 139 occurs on the Leased Premises, TENANT or its sub-tenants shall be strictly liable to reimburse LANDLORD for the full amount of any fine, penalty or other financial loss resulting therefrom.


                              39.  BILLBOARDS AND SIGNS


     TENANT agrees not to construct, install or maintain, nor to allow upon the Leased Premises any billboards, signs, banners or like displays which may be placed in or upon any building or structure in such manner as to be visible from the outside thereof, except those approved in writing by LANDLORD's Airport Manager.

                                   40.  INSPECTION


     The Airport Manager or his authorized representative shall have the right to enter, inspect, determine the condition of and protect LANDLORD's interest in, the leased premises for the purpose of insuring that the Leased Premises are maintained as required by Sections 2, 27 and 38. If inspection discloses that the premises are not in the condition required, the procedures established in Section 27 B shall be followed.

                                      41.  AUDIT


     The LANDLORD, City Auditor and City Manager, or their designated representatives, shall be permitted to examine and view TENANT's records relevant to this Lease at all reasonable times, with reasonable prior notification, for the purpose of determining compliance with all terms, covenants and conditions of this Lease. Such examinations and reviews shall be conducted during TENANT's regular business hours in a manner causing as little inconvenience as possible to TENANT.

                             42.  TERMINATION BY LANDLORD


     Except as otherwise specifically provided in this Lease, should TENANT default in the performance of any term, covenant, condition or agreement imposed upon or promised by said TENANT to be performed and such default is not corrected within thirty (30) days from and after written notice to TENANT by LANDLORD's Airport Manager, specifying said default and demanding its immediate correction, LANDLORD's Airport Manager may declare this Lease and all rights and interests created thereby to be terminated. Provided, however, that where it appears that such default cannot be cured within thirty (30) days by the exercise of due diligence, and where TENANT has begun and continues a good faith effort to cure such default, the Airport Manager shall grant an extension of time for the curing of said default sufficient to permit said default to be cured.

                              43.  TERMINATION BY TENANT


     Should LANDLORD default in the performance of any term, covenant, or condition to be performed by LANDLORD and such default is not remedied by LANDLORD within thirty (30) days from and after written notice by TENANT specifying said default, TENANT may without liability declare this Lease and all rights and interests created thereby to be terminated. Should any law or ordinance become effective which results in substantial interference with the use of the Leased Premises by TENANT, then TENANT may without liability terminate this Lease upon giving written notice to LANDLORD's City Manager of such termination.

                          44.  LANDLORD'S RIGHT TO RE-ENTER


     TENANT agrees to yield and peaceably deliver possession of the Leased Premises to LANDLORD on the date of termination of this Lease, without regard to the reason for such termination. Upon giving written notice of termination to TENANT, the LANDLORD shall have the right to re-enter and take possession of the Leased Premises on the date such termination becomes effective without further notice of any kind and without institution of summary or regular legal proceedings. Termination of the Lease and re-entry of the Leased Premises by LANDLORD prior to expiration of the Lease Term shall in no way alter or diminish any obligation of TENANT under the Lease terms and shall not constitute an acceptance or surrender. TENANT waives any and all right of redemption under any existing or future law or statute in the event of eviction from or dispossession of the Leased Premises in the event LANDLORD re-enters and takes possession of the Leased Premises in a lawful manner. TENANT agrees that this clause may be filed in any such action and that when filed, it shall be a stipulation of TENANT fixing the total damages to which TENANT is entitled to such an action.

                                     45.  DEFAULT


     TENANT shall be in default upon the occurrence of the following events:

     A. If any default in the payment of an installment of rent hereunder, shall continue for a period of sixty (60) days after the LANDLORD delivers to TENANT notice in writing thereof; or

     B. Except as specifically provided in this Lease, if default should be made in any of the other convenants and conditions herein contained to be observed, kept and performed by TENANT and such default, if curable within a period of sixty (60) days, shall nevertheless continue for sixty (60) days after LANDLORD delivers to TENANT notice thereof in writing; or

     C. If such default described in Section B above is not curable within such sixty (60) days and TENANT has failed to commence the curing of such default within such sixty (60) day period, or, having thus commenced to cure said default, shall thereafter fail to prosecute diligently the curing thereof as soon as possible.

                                   46.  ABANDONMENT


     If TENANT shall abandon or be dispossessed by process of law, any personal property belonging to TENANT remaining on the premises thirty (30) days after such abandonment or dispossession shall be deemed to have been transferred to LANDLORD, and LANDLORD shall have the right to remove and to dispose of the same without liability to account therefore to TENANT or to any person claiming under TENANT.


                               47.  POSSESSORY INTEREST


     TENANT recognizes and understands that this Lease may create a possessory interest subject to property taxation and that TENANT may be subject to the payment of property taxes on such interest.

                   48.  FEDERAL AVIATION ADMINISTRATION ASSURANCES


     This Lease is subject to certain assurances mandated by the Federal Aviation Administration for inclusion in airport leases. These assurances are set out in full in Exhibit "F" attached hereto and made a part hereof.


                         49.  TERMINATION OF PRIOR AGREEMENTS


     It is mutually agreed that this Lease shall supersede any prior agreements between the parties hereto covering all or any portion of the Leased Premises.

                               50.  GENERAL CONDITIONS


     A.   Holding Over by TENANT.

     In the event of TENANT holding over and failing to surrender the premises at the expiration of the term hereof, or any extension thereof, with or without the consent of LANDLORD's City Manager, said holdover shall result in the creation of a tenancy from month to month at the monthly rental in effect for the last month prior to termination hereof, payable on the first day of each month during said month to month tenancy. Nothing herein shall be construed to grant TENANT any right to hold over at the expiration of the term, or any extension thereof without the express written consent of LANDLORD's City Manager. All other terms and conditions of this Lease shall remain in full force and effect and be fully applicable to any month to month tenancy hereunder.

     B.   Bankruptcy.

     If TENANT shall file a petition in bankruptcy under any Chapter of federal bankruptcy law as then in effect, or if TENANT be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee be appointed of TENANT's property and the order appointing such receiver or trustee not be set aside or vacated within sixty (60) days after the entry thereof, or if TENANT shall assign TENANT's estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any person or persons other than TENANT, then and in any such event LANDLORD may, if LANDLORD so elects, with or without notice of such election and with or without entry or action by LANDLORD, forthwith terminate this Lease and neither TENANT nor any person claiming through or under TENANT or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to LANDLORD. Nothing herein contained shall limit or prejudice the right of LANDLORD to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved.


     C.   Successors in Interest.

     Unless otherwise provided in this Lease, the terms, covenants and conditions contained herein shall apply to and find the heirs, successors, executors, administrators and assigns of all of the parties hereto.

     D.   Taxes and Assessments.

     TENANT shall pay before delinquency, all taxes, license fees, assessments and other charges which are levied and assessed against and upon the Leased Premises, fixtures, equipment, aircraft or other property caused or suffered by the TENANT to be placed upon the Leased Premises or located at the Long Beach Municipal Airport. The TENANT shall furnish LANDLORD with satisfactory evidence of these payments upon demand by LANDLORD.

     E.   Costs of Sustaining an Action for Breach or Default.

     In the event LANDLORD or TENANT commences legal action against the other claiming a breach or default of this Lease, the prevailing party shall be entitled to recover from the other its costs and expenses of said litigation, including but not limited to legal fees.

     F.   Circumstances Which Excuse Performance.

     If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, restrictive governmental laws or regulations or other cause beyond the reasonable control of the party obligated other than financial incapacity, performance of such act shall be excused for the period of the delay; and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, nothing in this subsection shall excuse TENANT from the prompt payment of any rental or other charge required of TENANT hereunder except as may be expressly provided elsewhere in this Lease.

     G.   Amendments.

     This Lease sets forth all of the agreements and understandings of the parties hereto and is not subject to modification, except in writing duly executed by the legally authorized representatives of each of the parties.

     H.   Lease Organization.

     The various headings in this Lease, the number of letters thereof, and the organization of the Lease into separate sections and paragraphs are for purposes of convenience only and shall not be considered otherwise.

     I.   Partial Invalidity.

     If any term, covenant, condition or provisions of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     J.   Waiver Of Rights.

     The failure of TENANT or LANDLORD to insist upon strict performance of any of the terms, conditions or covenants herein shall not be deemed a waiver of any rights or remedies that either may have, and shall not be deemed a waiver of any subsequent breach or default of the terms, conditions or covenants herein contained.

     K.   Notices.

     All notices given or to be given by either party to the other, shall be in writing and shall be served by either: (1) enclosing the same in a sealed envelope addressed to the party intended to receive the same at the address indicated herein or at such other address as the parties may by written notice hereafter designate, and deposited in the U. S. Postal Service, first-class mail, with postage prepaid; or (2) personal service upon the Airport Manager or upon an officer or authorized agent of TENANT. Such notices shall be effective on the date of mailing if served by mail or on the date personal service is effected if such notice is personally served. For the purposes hereof, notices to LANDLORD and TENANT shall be addressed as follows:


TO:  LANDLORD                           TO:  TENANT
Airport Manager                         7701 WOODLEY AVENUE
Long Beach Municipal Airport            CORPORATION
4100 Donald Douglas Drive               4150 Donald Douglas Drive
Long Beach, California 90808            Long Beach, California 90808



     L.   Time.
     Time is of the essence in this Lease.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed with all the formalities required by law on the respective dates set forth opposite their signatures.


                                        CITY OF LONG BEACH, a municipal
                                        corporation


March 14, 1989                          By /s/ James Mankle
- --------                                   --------------------------------
                                               City Manager
                                        LANDLORD




                                        7701 WOODLEY AVENUE CORPORATION


January 13, 1989                         By /s/ Allyn P. Robinson III
- ----------                                 --------------------------------
                                        Vice President, Service &
                                                      Product Support
                                        TENANT


     The foregoing Fixed Base Operation Lease is hereby approved as to form this 27th day of February, 1989.

                                        JOHN R. CALHOUN, City Attorney

                                        By:  /s/ John R. Calhoun
                                             ------------------------------

                                      EXHIBIT A

                               [MAP OF LEASED PREMISES]

                                      EXHIBIT B

                               [MAP OF LEASED PREMISES]

ATTACHMENT 2


                                RESOLUTION NO. C-26041

          A RESOLUTION OF THE CITY COUNCIL OF THE
     CITY OF LONG BEACH ESTABLISHING RATES AND FEES
     TO BE CHARGED AT THE LONG BEACH MUNICIPAL
     AIRPORT

     WHEREAS, Section 16.44.090 of the Long Beach Municipal Code provides that the rates and fees for the uses of or services rendered at the Long Beach Municipal Airport shall be established by resolution of the Long Beach City Council; and

     WHEREAS, the schedules of the various rates and fees for uses of and services rendered at the Long Beach Municipal Airport which have been established pursuant to Municipal Code Section 16.44.090 are presently specified in Resolution No. C-25842 adopted by the Long Beach City Council on June 20, 1995; and

     WHEREAS, the City Council desires to adjust the existing rates and fees and modify the application of certain rates and fees for the uses of or services rendered at the Long Beach Municipal Airport; and

     WHEREAS, the definitions of terms used in this resolution are set out at Long Beach Municipal Code Chapter 16.43 and the Flight Allocation Resolution of the City of Long Beach;

     NOW, THEREFORE, the City Council of the City of Long Beach resolves as follows:

     Section 1. The rates and fees for the uses of and services rendered at the Long Beach Municipal Airport as indicated herein are hereby fixed and established as follows, and said rates and fees shall be collected by the Airport Manager or designee:

     A.   LANDING FEES.

     All aircraft certified under FAR Part 121 or 125, or certified under FAR
Part 135 (if such Part 135 operations are on a scheduled basis of 5 or more landings per week) conducting commercial landings at Long Beach Municipal Airport shall pay a landing fee based on the Gross Certified Landing Weight of the aircraft. For purposes of this resolution, a commercial landing is defined as any landing where an aircraft is carrying persons or cargo for hire, compensation or reward or will do so in its next subsequent departure. The landing fees shall be as follows:

          Period 7:00 a.m. - 10:00 p.m.           $1.46/1000 lbs.
          Period 10:00 p.m. - 7:00 a.m.           $3.11/1000 lbs.

     Any scheduled commercial carrier diverted from landing at Long Beach Airport between 10:00 p.m. and 7:00 a.m. shall be credited for incremental (over and above costs which would have been incurred at the Long Beach Airport) expenses incurred for aircraft handling, airport use and facility fees, and fees incurred in transporting enplaning and deplaning passengers between LGB and an authorized alternate airport. In order to qualify such incremental costs for a credit against Airport-related rents/fees owed the City of Long Beach, such expenditures must be consistent with a schedule of rates/charges which has been pre-approved by the Airport Manager.

     B.   TERMINAL BUILDING GATE USE FEE.

     All aircraft using the Airport Terminal Building apron for the enplanement or deplanement of passenger or cargo shall pay a fee as set out below for each flight which makes use of said facilities:

          $.45/1000 lbs. based on Gross Certified Landing Weight.

     Uses which require the presence of a Security Officer will be charged a pro-rata fee based on actual time at a cost recovery rate of $35.00/hour. Such uses include ramp safety enforcement during enplaning and/or deplaning of passengers, and escorting of aircraft and vehicles between locations.

     C.   TERMINAL BUILDING APRON PARKING FEE.

     Any aircraft which is parked on the Terminal Building apron and not engaged in the enplanement or deplanement of passengers or cargo or which remains overnight, shall pay aircraft parking fees in accordance with the following schedule:

          For each 24-hour period or portion thereof, $.38/1000 lbs., based upon the aircraft's Gross Certified Landing Weight.

     D.   AIRCRAFT PARKING FEE - UNCOVERED.

     The following rates shall be paid for the parking of aircraft on open areas of the Airport designated such uncovered parking by the Airport Manager:




   WING SPAN (FEE)         MONTHLY RATE      DAILY RATE
   --------------          ------------      ----------

       0 - 35               $ 57.64            $ 4.20
      36 - 40               $ 62.88            $ 4.56
      41 - 45               $ 78.60            $ 5.66
      46 - 50               $120.52            $ 8.81
      51 - 75               $235.80            $16.77
      76 - 100              $393.00            $28.30
     101 - 125              $471.60            $33.54
     126 - 150              $550.20            $39.83
     Above 150              $628.80            $45.07

     No parking charges for such outdoor parking shall be assessed against aircraft owned and operated by the United States of America, or any state, county, or city while said aircraft is located at the Airport on documented official government business.

     E.   SECURITY SURCHARGE.

     Each airline requiring a law enforcement officer to be present during security screening as required by Part 107 of the Federal Aviation Regulations shall pay a pro-rata fee based on actual time at a cost recovery rate of $35.00/hour, per security officer.

     F.   TEMPORARY COMMERCIAL USE.

     The Airport Manager, as designee of the City Manager, is hereby authorized to issue commercial use permits, to any person or entity for use of any portion of the Airport in connection with the temporary use of Airport property.

     1. For such purposes as filming of commercial motion pictures, commercial still photography, or other similar purposes, there shall be a $210.00 permit preparation fee which is non-refundable. In addition, the following fees shall be applied:

     a. Security Officer - $35.00 per hour or portion thereof per officer. The Airport Manager shall determine the number of security officers required;

     b. Security Vehicle - $21.00 per day. The Airport Manager shall determine the number of security vehicles required;

     c.   Parking Lots, Streets And Other Public Terminal Areas -
$100.00 per hour or portion thereof;

     d. Runway, Taxiways And Other Operational Areas - $131.00 per hour or portion thereof;

     e. Terminal Building Area - $210.00 per hour or portion thereof for the time period 7:00 p.m. to 7:00 a.m.; and $367.00 per hour or portion thereof for the time period 7:00 a.m. to 7:00 p.m.;

     2. For such purposes as food catering vehicles which offer services to the public, the fee of $110.04 per month catering truck shall be applied.

     3. For such purposes as aircraft washing or other aircraft services provided by vehicles which offer the service to the public, the fee of $55.02 per month per truck shall be applied.

     G.   FUEL FLOWAGE FEES.

     For every gallon of fuel and lubricant accepted for delivery into fuel facilities at Long Beach Municipal Airport, the following fees shall be paid to the City by the owner or operator of such facility:

     1. $0.06 per gallon of fuel used for any purpose whether on or off the airfield. Upon submittal of substantiating documentation, the fuel flowage fee may be waived only for the following activities:

     a. Commercial Aviation, where commercial aviation activity is defined as the carrying of persons or cargo for hire, compensation or reward and if such activity results in the payment of landing fees for that activity;

     b. Any aircraft operated by or for public agencies which is engaged in documented official government business.

     2. Upon submittal of substantiating documentation acceptable to the Airport Manager, the fuel flowage fee shall be adjusted for those gallons sold to a single entity in a calendar month as follows:
     ...... ......

     0 to 25,000 gals                        fee is $0.06 per gal.
     25,001 gals to 50,000 gals              fee is $0.02 per gal.
     Over 50,000 gals                        fee is $0.01 per gal.

     Fuel Flowage Reports and Fees must be submitted to Airport Administration monthly, in accordance with the terms of the operative Lease, Permit or Agreement. Fuel Flowage Reports must be submitted by both the supplier of fuel to the Airport and by the operator of the fueling facility. Fuel Flowage Reports must designate the party responsible for paying the Fuel Flowage Fee and the Fuel Flowage Fee must accompany said report.

     H.   COMMENCEMENT BONDS.

     Each Air Carrier or Commuter Carrier, as defined by Long Beach Municipal Code Chapter 16.43 shall post a bond, or other adequate security, as approved as to sufficiency by the City Manager, or designee, and as to form by the City Attorney, for each Flight Slot or for reservation of Flight Slots, in the amount specified:

     1. Air Carrier Bond. The bond to be posted by direct and indirect commercial air carriers for allocation of flights shall be $10,000 per Flight Slot.

     2. Commuter Carrier Bond. The bond to be posted by commuter carriers for allocation of flights shall be an amount equal to three times the projected monthly fees.

     These bonds are intended to secure Air Carriers' and Commuter Carriers' performance as required by the Flight Allocation Resolution of the City of Long Beach and to assure continuation of Operations of each Flight Slot for at least six months. Such security is in addition to bonds to indemnify the City against a failure on the part of the Carrier to perform all obligations of the Carrier to the City under their Permit to operate.

     I. RESERVATION BOND. Any carrier wishing to reserve or use an available "unused flight" as prescribed in the Flight Allocation Resolution of the City of Long Beach must post an amount equal to the sum of the projected fees.

     J.   AUTOMOBILE PARKING FEES.

     The fee for automobile parking at the Airport shall be:

Short term/open lot

lst half hour (or part thereof)                             $  .50

2nd half hour (or part thereof)                             $  .50

Each additional hour (or part thereof).                     $ 1.55

Daily maximum - standard                                    $12.60
              - handicapped                                 $ 3.00
Metered lot (24 hour maximum stay) per each quarter hour    $ 0.25

Long term and structure parking

lst half hour (or part thereof)                             $  .50

2nd half hour (or part thereof)                             $  .50

Each additional hour (or part thereof)                      $ 1.55

Daily maximum - first through third day                     $ 9.45
            - fourth through fifth day                      $ 6.00
            - sixth through seventh day                     $  -0-
            - handicapped                                   $ 3.00

Long term "Parking Special" (if applicable)
           - daily maximum                                  $ 6.00

Remote open lot/Douglas Drive & Lakewood Blvd.

24 hour daily rate (or part thereof)                        $ 3.00

Monthly permit parking - tenant employee lot = per space    $31.50
tenant/employer - not less than 50 spaces reserved = per
space                                                       $ 7.50

Frequent Flyer Parking Coupon Booklet                       $50.00
     1 coupon = one parking day in long term parking structure. Per booklet based on 10 coupons per booklet ($5.00 per coupon).

     The long term cycle will repeat in the same pattern after 7 days. A day is 24 hours from the time of entry; a partial day is charged at the daily rate or portion thereof whichever is less. Frequent Flyer Coupons must be used within 90 days of purchase and are redeemable at a rate of 1 coupon per parking day in the long term parking structure. The Frequent Flyer Parking Coupon program and the Long Term "Parking Special" shall be reevaluated quarterly by Airport Manager who shall determine whether to continue or discontinue the programs based on effectiveness, usage, parking demand and available capacity. Whether to institute or discontinue the Long Term "Parking Special" program is within the discretion of the Airport Manager based on the criteria set forth in this resolution. Whether to discontinue or reintroduce the Frequent Flyer Coupon program is within the discretion of the Airport Manager based on the criteria set forth in this resolution.

     K.   COMMON USE CHARGES.

     Common use areas include the boarding lounge, concourse, and baggage claim areas. The common use charge shall be computed on the depreciation, utilities, custodial, and maintenance services for the common use areas. Common use charges shall be assessed of all airlines which use the common areas at a per enplaned passenger rate calculated by the Airport Manager. The calculation shall be based on actual expenses for common use areas, and number of airlines and flight activity at the Long Beach Airport. The per passenger rate starting July, 1996 shall be $1.05 per enplaned passenger; however, may be modified at least annually to reflect changes in expenditures and activities. The common use charges shall be invoiced by the Airport monthly.

     L.   TERMINAL SPACE CHARGES.

     The Airport Manager, as designee of the City Manager, is hereby authorized to issue Commercial Use Permits to any person or entity for use of designated portions of the Airport Terminal in connection with the operation of an approved service. The following rental rates shall be applied:

Ticket Counter Space                    $1.00 per sq. ft. per month
     plus utilities at                  $0.30 per sq. ft. per month

Terminal Back Office Space              $0.833 per sq. ft. per month
     plus utilities at                  $0.30 per sq. ft. per month

Terminal Basement Space                 $0.25 per sq. ft. per month
     plus utilities at                  $0.075 per sq. ft. per month

Terminal Ramp Storage Space             $.025 per sq. ft. per month
     no utilities provided

     M.   CONTRACTED AIRPORT SERVICES.

     Fees for other services which may lawfully be contracted from the Airport Bureau shall be determined by the Airport Manager on a time, equipment, and materials used basis, unless otherwise specified by City Council approved contract.

     N.   SECURITY IDENTIFICATION BADGES.

The Long Beach Airport is required under Federal Air Regulation (FAR) to maintain a security identification badging system to control entry of unauthorized persons into the Security Identification Display Area (SIDA). The FAR requires that the entire system be replaced whenever at least five percent of the issued badges are unaccountable (lost, stolen or unreturned photo identification badges) as it considers the system compromised. Therefore, a $50.00 fee per unaccounted badge shall be assessed the user of the system to recover the cost of badge replacement.

     Sec. 2.     All of the rates and fees specified herein, except automobile parking, shall be adjusted each year by an amount equal to the annual percentage change in the April Consumer Price Index (All Urban Consumers) for the Los Angeles-Anaheim-Riverside region. The adjusted rates shall be increased up to the nearest cent. Said adjustments shall automatically become effective on the first day of October each year without amendment of this resolution or any other action by the City. For the period beginning July 1, 1996 to September 30, 1997, no such adjustment shall be made.

     Sec. 3.     The City Manager or the Airport Manager shall be authorized to exempt an aircraft and/or special event from any of the rates or fees specified herein when such aircraft or event has come to the Airport to participate in a non-profit event cosponsored by the City/Airport or the owner or event is a governmental entity on documented official government business.

     Sec. 4.     If any provision or clause of this resolution or the
application thereof to any person or circumstances is held to be unconstitutional or otherwise invalid by any court of competent jurisdiction, such invalidity shall not affect other ordinance provisions or clauses or applications thereof which can be implemented without the invalid provision, clause of application, and to this end the provisions and clauses of this resolution are declared to be severable.

     Sec. 5.     That Resolution C-25842 adopted by the City Council of the City of Long Beach at its meeting of June 20, 1995, is hereby rescinded and is superseded by this resolution.

     Sec. 6.     This resolution shall take effect immediately upon its adoption by the City Council, and the City Council shall certify the vote adopting this resolution.

     I hereby certify that the foregoing resolution was adopted by the City Council of the City of Long Beach at its meeting of July 9, 1996, by the following vote:

Ayes:          Councilmembers:          Oropeza, Lowenthal, Drummond,
                                        -----------------------------------

                                        Clark, Robbins, Topsy-Elvord,
                                        -----------------------------------

                                        Donelon, Shultz.
                                        -----------------------------------

Noes:          Councilmembers:          None.
                                        -----------------------------------

Absent:        Councilmembers:          Kellogg.
                                        -----------------------------------

                                          /s/ Shelba Powell
                                        -----------------------------------
                                                City Clerk